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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement(Form S-8 Nos. 333-80537 and 333-88183) pertaining to the Dave & Buster's, Inc. 1995 Stock Option Plan and Employee 401(k) Savings Plan of our report dated March 30, 2000 with respect to the consolidated financial statements of Dave & Buster's, Inc. included in the Annual Report(Form 10-K) for the year ended January 30, 2000.



                                                        /s/ ERNST & YOUNG LLP

Dallas, Texas
April 24, 2000